Exhibit 99.1

African Gold Acquisition Corporation Announces the Separate Trading of Its Class A Ordinary Shares and Warrants, Commencing March 25, 2021

New York, New York, March 19, 2021 (GLOBE NEWSWIRE) -- African Gold Acquisition Corporation (the “Company”) announced today that, commencing March 25, 2021, holders of the 41,400,000 units sold in the Company’s initial public offering (including units sold upon full exercise of the underwriters’ over-allotment option) may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units. The Class A ordinary shares and warrants that are separated will trade on The New York Stock Exchange under the symbols “AGAC” and “AGAC.WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The New York Stock Exchange under the symbol “AGAC.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into Class A ordinary shares and warrants.

African Gold Acquisition Corporation is a blank check company incorporated for the purpose of effecting a merger, amalgamation, share exchange, share purchase, asset acquisition, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any industry, the Company intends to focus on a target with operations or prospective operations in the gold mining sector. The Company is led by Chairman Robert Hersov, Vice Chairman Brian Hinchcliffe, Chief Executive Officer Christopher Chadwick and Chief Financial Officer Cooper Morgenthau.

Registration statements relating to these securities became effective on February 25, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statements for the initial public offering filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact
Cooper Morgenthau
info@africangoldcorp.com